EXHIBIT 4.16

———————-- TRADUCCIÓN PÚBLICA———————--

———————--- SWORN TRANSLATION———————--

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[All the pages of the original document are initialed at the bottom]—————---

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—--- THIRTEENTH AGREEMENT FOR THE IMPLEMENTATION OF

————————---- AMENDMENTS————————----

——-- TO THE CORPORATE SERVICES MASTER AGREEMENT——--

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Agreement made in the Autonomous City of Buenos Aires on the 30th day of June of 2021 by and between:——————————————————————---

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(i) CRESUD S.A.C.I.F. y A., domiciled at Della Paolera 261, 9th Floor, Autonomous City of Buenos Aires, represented hereat by the undersigned attorneys-in-fact (hereinafter “CRESUD”), party of the first part;

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(ii) IRSA Propiedades Comerciales S.A., domiciled at Della Paolera 261, 8th Floor, Autonomous City of Buenos Aires, represented hereat by the undersigned attorneys-in-fact (hereinafter “IRSAPC”), party of the second part, and——————————————————-

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(iii) IRSA Inversiones y Representaciones Sociedad Anónima, domiciled at Della Paolera 261, 9th Floor, Autonomous City of Buenos Aires, represented hereat by the undersigned attorneys-in-fact, party of the third part (hereinafter “IRSA” and collectively with CRESUD and IRSAPC referred to as “THE PARTIES”).——————————————————————---

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WHEREAS:———————————————————

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(i) On June 30, 2004 THE PARTIES executed a Master Agreement for the Exchange of Corporate Services (hereinafter “the Master Agreement”);————————————----

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(ii) On August 23, 2007 THE PARTIES executed the First Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “First Agreement”), whereby certain amendments were introduced to the Areas of Exchange of Corporate Services and the Cost Distribution Bases, and new Individually Responsible Persons were appointed; —————————---

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(iii) On August 14, 2008 and November 27, 2009, THE PARTIES executed the Second Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the "Second Agreement”) and the Third Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Third Agreement”), respectively, whereby new amendments were introduced to the Areas of Exchange of Corporate Services and the Cost Distribution Bases;

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(iv) On March 12, 2010, THE PARTIES executed an Addendum to the Master Agreement for the Exchange of Corporate Services (hereinafter the “Addendum”) whereby THE PARTIES agreed to unify in CRESUD the services of the Areas of Exchange of Corporate Services, for which purposes the employment agreements of most of the employees of such areas were transferred and the procedure to allocate the costs of potential labor expenses arising from departure of employees was established; ——————--

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(v) On July 11, 2011, THE PARTIES executed the Fourth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the "Fourth Agreement”); on October 15, 2012, THE PARTIES executed the Fifth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the "Fifth Agreement"); on November 12, 2013, THE PARTIES executed the Sixth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Sixth Agreement”); and on February 18, 2015, THE PARTIES executed the Seventh Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Seventh Agreement” and together with the First Agreement, the Second Agreement, the Third Agreement, the Fourth Agreement, the Fifth Agreement and the Sixth Agreement, the “Agreements”), whereby new amendments were introduced to the Areas of Exchange of Corporate Services and the Cost Distribution Bases;——————————————————————---

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(vi) Pursuant to the structuring process of a new organizational model of division of areas by business, an agreement was reached to transfer to IRSA and/or IRSAPC the employment agreements of those employees who render services related to the Technical, Infrastructure and Services, Purchases, Architecture and Design and Works Development Area, Real Estate Business Management, Real Estate Business Human Resources, Safety and Real Estate Areas, all of them related to the real estate business. On February 24, 2014 THE PARTIES executed a Second Addendum to the Master Agreement for the Exchange of Corporate Services (hereinafter the “Second Addendum”) whereby the mechanisms to be used for the allocation of the costs of potential labor expenses that such process would involve were established. ———--

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(vii) On November 12, 2015, THE PARTIES executed the Eighth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Eighth Agreement”)

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(viii) On May 5, 2017, THE PARTIES executed the Ninth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Ninth Agreement”).—--

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(ix) On June 29, 2018, THE PARTIES executed the Tenth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Tenth Agreement”).—--

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(x) On June 28, 2019, THE PARTIES executed the Eleventh Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Eleventh Agreement”).

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(xi) On June 30, 2020, THE PARTIES executed the Twelfth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Twelfth Agreement”).

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(xii) THE PARTIES have been performing the Master Agreement based on an Implementation Manual originally drafted by Deloitte & Co. S.R.L., updated in due time; ————————-

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(xiii) In accordance with the recommendations made by Deloitte on its reports, new operational changes have been implemented in the Areas of Exchange of Corporate Services and the Cost Distribution Bases starting in July 2018, which THE PARTIES wish to acknowledge in writing;—————---

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(xiv) THE PARTIES have disclosed the content of the THIRTEENTH AGREEMENT FOR THE IMPLEMENTATION OF AMENDMENTS TO THE CORPORATE SERVICES MASTER AGREEMENT (hereinafter the “Thirteenth Agreement”) to their respective Audit Committees; and

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(xv) THE PARTIES execute this Thirteenth Agreement ad referendum the effective approval thereof by the Board of Directors of THE PARTIES;————————————---

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NOW IN CONSIDERATION OF THE FOREGOING, THE PARTIES hereby agree to execute this Thirteenth Agreement subject to the following terms and conditions: ————----

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ONE: THE PARTIES ratify that the Areas (as defined in the Master Agreement) and the calculation method applicable to the Exchange of Operational Services (also as defined in the Master Agreement) have been changed as from the dates listed below, amending therefore Exhibits I and II, as amended by the Agreements, to the Master Agreement as per the following detail:—————————-

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(i) Starting in July 2020, the Attorneys-in-fact department changed its Cost distribution method from “Proportional among the three companies” to “Time spent in tasks performed.” As a consequence, Exhibit II was modified to reflect these changes. ————————————---

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(ii) Starting in July 2020, the Corporate Accounting and Reporting department reporting to the Administration and Finance department merged into the Accounting and Reporting department. Additionally, their Cost distribution method changed to “Weighted between payroll for tasks performed and number of vouchers recorded by the three companies and their managed subsidiaries.” As a consequence, Exhibits I and II were modified to reflect these changes.—————————————----

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(iii) Starting in July 2020, the Information security sector, reporting to the Compliance department, changed the Cost distribution method from “Weighted time spent in each task performed” to “Incidents closed by company”. As a consequence, Exhibit II was modified to reflect these changes.—————-

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(iv) Starting in February 2021, the tasks performed by the Governmental Affairs division were absorbed by the Investment sector.

As a consequence, Exhibits I and II were modified to reflect these changes.———-

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(v) Starting in January 2021, the Compliance department changed its Cost distribution method from “Proportional among the three companies” to “Each sector comprising the Management is weighted.” As a consequence, Exhibit II was modified to reflect these changes.——————--

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(vi) Starting in July 2021, the Investments area, the Project Management area and the Commercial Design area were consolidated in a single sector named “Investments”. As a consequence, Exhibits II was modified to reflect these changes.——————————————————----

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(vii) Starting in July 2021, the Real Estate Business Board of Directors to be Distributed shall no longer participate in the Shared Services agreement. As a consequence, Exhibits I and II were modified to reflect these changes.————————————————————--

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In consideration of the foregoing, the PARTIES hereby put on record that, subject to the clarifications detailed in the preceding clauses and for purposes of updating Exhibits I and II, they shall be read as hereto attached for the periods and as from the dates indicated.——————————--

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TWO: THE PARTIES represent that all the sections of the Master Agreement, the Agreements, the Addendum and the Second Addendum that have not been amended pursuant to this Thirteenth Agreement continue to be in full force and effect.————————————————---

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In witness whereof, this Agreement has been executed in three (3) counterparts of the same tenor and to a single effect in the place and on the date first written.——————————--

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CRESUD S.A.C.I.F.y A.———————————————----

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DocuSigned by: Alejandro Casaretto – E86265F152B0479…——————----

DocuSigned by: Mariano Garriga – EF1486AD5220449…———————--

Attorneys-in-fact ——————————————————

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IRSA Inversiones y Representaciones Sociedad Anónima———————

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DocuSigned by: José Luis Rinaldini – 07E0139A20E543F…——————----

DocuSigned by: Daniel Sanguinetti – 91A3F0CBD3CF4A2…——————--

Attorneys-in-fact——————————————————

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IRSA Propiedades Comerciales S.A.————————————---

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DocuSigned by: Gastón Lernoud – C4A2CF6C34904D9…———————-

DocuSigned by: Cristina Johnson – 2068C13B24B44F2…———————--

Attorneys-in-fact——————————————————

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——————————-- Exhibit I—————————---

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————--- Description of Corporate Services Exchange Areas———----

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Corporate Human Resources———————————————————----

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The Human Resources sector renders to THE PARTIES the service consisting in Human Resources Administration; Human Resources Management, and Organizational Culture Management. Within the main activities of the sector we may mention labor relationships, selection of managerial positions, leadership training and interpersonal skills, compensation and benefits, internal communications, etc.——————————————————————---

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Administration and Finance————————————————————-

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The Administration and Finance sector renders to THE PARTIES the service consisting in Investor Relations, Capital Markets, Financial Risk and Management of Financial Transactions. In addition, it renders to THE PARTIES the service consisting in planning and defining the companies’ fiscal policies.—————————————----

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Planning —————————————————————————--

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The Planning area is responsible for medium- and long-term planning, for aligning THE PARTIES’ objectives and individual goals, for coordinating THE PARTIES’ investment analysis, controlling the Shared Services Center’s, the Board’s and corporate expenses management and budgeting, and for coordinating all the management information flowing through the businesses and submitted to the respective Boards of Directors.——————————————————-

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Institutional Relations——————————————————————

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The Institutional Relations department renders to THE PARTIES the service consisting in relations with the media and communities where the company does business, consisting in drafting of newsletters and statements, preparation of brochures and institutional events, CSR strategy, relationship with NGOs and planning and preparation of CSR actions. ———

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Compliance————————————————————————----

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The Compliance sector is responsible for information security and Internal Control, controlling the proper management of the different processes that constitute the administrative and accounting system and participating in their continuous improvement. In addition, it is in charge of verifying compliance with controls defined in the processes as well as with the regulations, principles and procedures that govern the governing bodies of the Parties. In addition, it provides support and assistance to the Audit Committee for compliance with its duties. Furthermore, it renders to THE PARTIES Corporate Fraud Prevention services.

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Shared Services Center—————————————————————-

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The Shared Services Center provides THE PARTIES with all the transactional and operational services associated with income and expense management, to the services inherent in managing human resources benefits and payroll processing, in commercial contract management, in errand running services and in general services. And it is also responsible for managing, maintaining and providing support to systems, technology and processes and the companies’ tax calculation processes.———--

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Safety——————————————————————————-

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The Safety sector renders to THE PARTIES the surveillance service.——————————

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Legal Affairs - Corporate—————————————————————-

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The Legal Affairs - Corporate sector renders to THE PARTIES the service consisting in aid to the preparation, analysis of and answer to legal briefs, agreements, official letters, etc. In addition, it renders to THE PARTIES the service consisting in managing their assets’ coverage by negotiating, purchasing and monitoring insurance policies, dealing with claims in terms of coverage, collection, etc.————————————————————————-

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Technical, Infrastructure and Services—————————————————-

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The Technical, Infrastructure and Services sector renders to THE PARTIES the services consisting in Operation, maintenance and preservation of real estate assets and land reserves of the Companies.—————————--

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Purchases and Hirings—————————————————————---

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The Purchases and Hirings sector renders to THE PARTIES the services consisting in procuring the most appropriate goods and/or service for the purpose for which they will be used. Quality, costs and terms of delivery are essential when taking the decision to hire. In addition, this sector deals with the necessary means to obtain appropriate financing of the purchases from suppliers.————————————————————————————-

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Proceedings and Permits————————————————————----

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The Proceedings and Permits sector renders to IRSA and IRSA PC the service consisting in management of national and municipal permits and licenses before the controlling entities. ——————————————-

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Corporate Quality and Environment——————————————————

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The Corporate Environment Sector assesses the environmental impact of projects and activities in order to determine preventive and corrective actions. This sector seeks to minimize potential impacts, following the working methodology set forth in an Environmental Management System. This area also manages the environmental records that are required by operation of law. ————————————————————————————-

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Investments————————————————————————---

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The Investments sector renders to IRSA and IRSA PC the services consisting in sales, acquisitions, Commercial design and Project management of real estate. In addition, it takes part in the businesses of IRSA and IRSA PC arising from governmental grants (exploitation concessions and private initiatives).——————————————----

It renders to IRSA the services consisting in the integration of the different areas of hotels along with their business relations. It carries out activities to optimize and control hotels’ management and organization.—————--

It renders to IRSA the services consisting in the integration of the different areas of IRSA International Businesses with its business relationships and performs tasks intended to optimize and control management of such companies.—--

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Rental Offices————————————————————————

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The Rental Offices sector renders to IRSA and IRSA PC the services consisting in commercial management of offices and other real properties of the real estate business.——————————————————

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Bolívar——————————————————————————-

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Bolívar includes the employees performing activities of support and assistance to the Parties’ Board of Directors.

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Attorneys-in-Fact———————————————————————-

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The Attorneys-in-Fact sector groups the employees who perform activities consisting in representing THE PARTIES before different governmental agencies.—————————————————————----

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General Management Department to be Distributed—————————————--

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The General Management Department to be Distributed sector includes employees performing activities of support and assistance to the Parties’ General Management Departments.——————————————---

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Board of Directors’ Safety————————————————————---

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The Board of Directors’ Safety sector renders to the Parties the service consisting in comprehensive safety for the main officers acting in their Board of Directors.———————————————————

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Real Estate Business Management —————————————————----

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The Real Estate Business Management sector renders the following services to IRSA and IRSAPC: budget and management control, analysis of new businesses, marketing and leadership agreements for the business legal aspects.——-

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Real Estate Business HR ————————————————————---

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The Real Estate Business HR sector renders to IRSA and IRSAPC the service consisting in Human Resource Administration; Human Resource Management; Workplace Safety, Hygiene and Environment; Organizational Culture Management and Project Management. The main sector activities include, among others: personnel management, recruitment and training, compensation and benefits, internal communication, etc.————————————————----

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Accounting and Reporting————————————————————----

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The Accounting and Reporting sector renders to the Parties the services consisting in accounting and preparation of non-consolidated and consolidated financial statements of IRSA Inversiones y Representaciones S.A., IRSA Propiedades Comerciales S.A. and CRESUD S.A.C.I.F. y A. and of the respective managed subsidiaries.———————--

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——————————- Exhibit II—————————--

————————-- Cost Distribution Bases———————---

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Corporate Departments	Department	Division / Subdivision	Distribution Method
Corporate Human Resources	Corporate Human Resources		By headcount (non-corporate personnel) and weighting the percentages of other areas (corporate personnel).
Administration and Finance	Finance Department		The percentages of all the sectors making up the area are weighted.
Capital Markets

Number of financial transactions conducted in the period weighted at 70% and the remaining 30% corresponds to updates of offering memoranda and “horizontal” works (20F, annual reports, Press Release, etc.)

Relations with Investors

Number of business highlights during the six-month period, number of earnings releases, number of meetings with investors (current or potential) to discuss the companies’ business and strategy, number of active coverages, number of earnings release conferences, the complexity of the website of each company, number of material events published in the Argentine Securities Commission and the US Securities and Exchange Commission, and number of Roadshows (Deal or Non-Deal). All items involved are weighted in equal parts.

Financial Planning and Risks

Fifty percent (50%) for Financial Risks will be distributed pro rata based on the following: Number of risk notes made for balance sheets, Valuation of instruments, Fair Value of Liabilities (number of valued debts), yield/risk analysis for assets and Liabilities. Fifty percent (50%) for Financial Planning will be distributed pro rata based on the number of consolidated companies in each cash report submitted on a monthly basis and those companies in which a quarterly report is separately sent for the company because there is a partner.

Financial Administration

Total Assets weighted at 60% and total Liabilities weighted at 40%. The resulting percentage shall be weighted at 50% over the total. Thirty percent (30%) corresponds to the number of transactions performed for each vehicle and its subsidiaries. The remaining 20% will correspond to the number of vehicles for which transactions are performed and number of inquiries for special transactions.

Corporate Departments	Department	Division / Subdivision	Distribution Method
	Corporate Tax		Salaries are weighted by position and by tasks performed (by company)
Planning	Planning Department		Each one of the sectors making up the area is weighted.
	Corporate Budget and Management Control		Overhead expenses budget for the period is pro-rated.
	Strategic Analysis		Tasks performed and the time spent in each.
Institutional Relations			Area expenses budget for the period is pro-rated
Compliance	Compliance Department		Each sector comprising the Management is weighted.
	Risk Management and Audit		Time estimated/projected in the annual plan.
	Information security		Incidents closed by company.
Shared Services Center (CSC)	CSC Department

The percentage corresponding to each sector falling within the scope of the CSC area is weighted on the basis of the impact exerted by the relevant sector’s projected salaries on the total salaries of the CSC.

	Revenues Administration		Number of Revenue Transactions performed for each Company + Direct Allocation of Resources
	Expenses Administration		Number of Expense Transactions performed for each Company + Direct Allocation of Resources
	Customer Administration		Direct Allocation of Resources
	Collections Administration		Direct Allocation of Resources
	Treasury Administration		Number of Treasury Transactions performed for each Company.
	Own Account Administration		Number of Transactions performed for each Company.
	Technology		Weighting of time spent in each task (related to the services).
	IT Services		Number of CASTI incidents processed for each Company.
	Master Data		Number of transactions processed by each Company.
	Systems and Applications		Hours devoted to each task.
	Project Systems		Hours devoted to each task.
	Systems Maintenance		Hours devoted to each task.
	Commercial Transactions		Number of agreements signed by Company
	Data Management		Hours devoted to each task.
	Process Quality		Weighting of time spent in each task.
	CSC Human Resources		75% weighting of % of CSC sectors; and 25% weighting % of Corporate sectors.
	Errand Running Service		Number of errands run.
	Back office		Hours spent in each task.
	General Services		Hours spent in each task.
	Administrative operations		The percentage of each sector served is weighted.
	Services Control		Number of documents controlled by company
	CSC Taxes		Salaries are weighted by position and by tasks performed (by company)
Real Estate Business Management	Real Estate Business Administration Department		Each of the Departments comprising the Area is weighted. It does not render services to Cresud.
	Real Estate Business Analysis		Hours devoted to reviewed projects as applicable to IRSA PC or IRSA.
	Real Estate Legal Affairs		Weighting of hours and salaries.
	Real Estate Budget and Management Control		Actual revenues per company.
Real Estate Business HR			By payroll
Safety			Per hour
Legal Affairs - Corporate			Weighted between number of minutes analyzed and premium amount of the annual insurance program.

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Corporate Departments	Department	Division / Subdivision	Distribution Method
Corporate Environment and Quality			Area expenses budget for the period is pro-rated.
Technical, Infrastructure and Services

Technical, Infrastructure and Services

(IRSAPC – IRSA: Weighted average from the Departments reporting to it less the percentage allocated to CRESUD. CRESUD: a percentage is calculated based on the hours spent in the tasks performed/planned)

		Planning and Control	By allocation of resources
		Logistics	Weighted between directly assigned personnel and centralized personnel distributed per square meter of the real property (IRSA and IRSAPC) and time spent in tasks (CRESUD).
		Distributed Operations	Square meters of real property held, operated and to which maintenance services are provided (IRSA and IRSAPC) and time spent in tasks (CRESUD).
		Third parties' services	Distribution by resource allocation.
		Traveling Personnel	Maintenance hours (IRSA and IRSAPC) and time spent in tasks (CRESUD).
		Engineering and Maintenance	Square meters of real property held, to which maintenance, engineering and other services are provided (IRSA and IRSAPC) and time spent in tasks (CRESUD).
		Architecture	Personnel distributed by footage and number of stores.
		Buildings Personnel To be distributed	By number of buildings in each company.
Purchases and Hirings			Purchase orders through a weighting of their volume and amount.
Proceedings and Permits			Tasks performed and time spent in each.
Investments			Tasks performed and time spent in each.
Rental Offices			By total book value of the properties in each company
Attorneys-in-fact			Time spent in tasks performed.
Bolívar			Proportional among the three companies.
Board of Directors’ Safety			Proportional among the three companies.
General Management to be distributed			Proportional among the three companies.
Accounting and Reporting			Weighted between payroll for tasks performed and number of vouchers recorded for the three companies and their managed subsidiaries.

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THIS DOCUMENT IS A TRUE AND ACCURATE TRANSLATION into English of the document in Spanish I have had before me in Buenos Aires, on this 25th day of August, 2021.————----

[For authentication purposes only:]—————————————--

ES TRADUCCIÓN FIEL al inglés del documento adjunto redactado en español que he tenido ante mí y al cual me remito en Buenos Aires, a los 25 días de agosto de 2021.———————-

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